EXHIBIT 99.1

FOR IMMEDIATE RELEASE: March 6, 2026

Orion S.A. Announces its 2026 Annual General Meeting Date and Record Date

HOUSTON – Orion S.A. (NYSE: OEC), a global specialty chemicals company, today announced that it will hold its 2026 annual general meeting of shareholders on Thursday, June 25, 2026, at 2:00 pm Central European Time at the company’s office, located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg. The company also set its record date for the admission of the company’s shareholders to its annual general meeting to April 23, 2026, at 11:59 pm Central European Time.

The annual general meeting will be held in person and will be streamed via live online webcast, making it also possible to attend virtually and to exercise shareholder rights by means of advance remote communication.

About Orion S.A.

Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability and add UV protection. Orion has four innovation centers and produces carbon black at 15 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit orioncarbons.com.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements of future expectations that are based on current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible to predict all risk factors and uncertainties, nor can we assess the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.

Contact:

Christopher Kapsch

Orion S.A.

Vice President of Investor Relations

christopher.kapsch@orioncarbons.com

Direct: +1 281-318-4413

William Foreman

Orion S.A.

Director of Corporate Communications and Government Affairs

william.foreman@orioncarbons.com

Direct: +1 832-445-3305

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